EXHIBIT 99.1

For more information contact: Jen Blackwell 1.804.8643787 Jen.Blackwell@markel.com
FOR IMMEDIATE RELEASE

Markel Advances Strategic Focus on Specialty Insurance, Announces Adverse Development Cover Reinsurance Agreement with Enstar on Reinsurance Business

Covers future adverse reserve development on Markel's Global Reinsurance and other select insurance lines of business for underwriting years 2025 and prior

Richmond, Virginia, Oct. 28, 2026 — Markel Insurance, the insurance operations within Markel Group Inc. (NYSE: MKL) and Enstar today announced that they have entered into an adverse development cover (“ADC”) reinsurance agreement covering a portfolio of Markel’s run-off global reinsurance business and certain exited lines within its insurance operations. The closing of the transaction is subject to regulatory approval and other customary conditions and is expected to occur by the end of the fourth quarter of 2026.

The ADC reinsurance agreement includes subject reserves of $4.8 billion, of which Markel will retain the first $2.6 billion and retrocede the next $2.3 billion to Enstar. Markel will obtain adverse loss development coverage of $1.2 billion above the $4.8 billion of subject reserves under the transaction terms and pay Enstar a risk premium of $120 million. The adverse loss development coverage provided through the transaction reduces the level of prudency management requires in its best estimate of ultimate losses; therefore, Markel expects the net impacts of the transaction to have an immaterial impact on underwriting results in the fourth quarter.

Subject reserves include 2025 and prior underwriting years of business written within Markel’s Global Reinsurance division and its exited risk-managed professional liability, architects and engineers and other run-off lines within its global insurance operations. Markel will maintain claims control.

The ADC reinsurance agreement will be provided by Enstar’s wholly owned subsidiary and S&P ‘A’ financial strength rated reinsurance platform, Cavello Bay Reinsurance Limited.

"This transaction provides additional certainty as these liabilities continue to run off and allows us to continue our focus on growing our core specialty insurance business," said Simon Wilson, Chief Executive Officer of Markel Insurance. “Our focus remains on advancing our strategic priorities centered on maintaining an unwavering commitment to our customers, deepening our market-leading expertise, and accelerating decision-making. We are pleased to be partnering with Enstar on this transaction that advances our strategic priorities, enhances financial flexibility, and further strengthens our ability to deliver long-term value for our customers and shareholders.”

About Markel Insurance
We are Markel Insurance, a leading global specialty insurer with a truly people-first approach. As the insurance operations within the Markel Group Inc. (NYSE: MKL), we leverage a broad array of capabilities and expertise to create intelligent solutions for the most complex specialty insurance needs. However, it is our people – and the deep, valued relationships they develop with colleagues, brokers, and clients – that differentiates us worldwide.

Disclaimer
Certain of the statements in this release may be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include, among others, statements regarding the expected timing and completion of the transaction contemplated by the ADC reinsurance agreement, receipt of regulatory approval, and expectations or estimates regarding the ultimate losses. Statements that are not historical facts, including statements about Markel's beliefs, plans or expectations, are forward-looking statements. These statements are based on Markel's current plans, estimates, and expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by such statements. Factors that may cause actual results to differ materially include, among others: (i) the failure to obtain, or delays in obtaining, required regulatory approval, or the imposition of burdensome conditions in connection with such approval; (ii) the failure to satisfy other closing conditions or termination of the ADC agreement; (iii) adverse development of the subject reserves; and (iv) the inherent uncertainty of loss reserve estimates. Additional factors that could cause actual results to differ from those predicted are set forth in the Markel Group Annual Report on Form 10-K for the year ended December 31, 2025, including under "Business Overview," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Safe Harbor and Cautionary Statement," and "Quantitative and Qualitative Disclosures About Market Risk," and in the Markel Group Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, including under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Safe Harbor and Cautionary Statement," "Quantitative and Qualitative Disclosures About Market Risk," and "Risk Factors." Neither Markel nor Markel Group assumes any obligation to update this release (including any forward-looking statements herein) as a result of new information, developments, or otherwise. This release speaks only as of the date issued.